Exhibit 10.8

FORM OF

VRIO CORP.

2018 Incentive Plan

Article 1. Establishment and Purpose.

1.01	Establishment of the Plan. Vrio Corp., a Delaware corporation (the “Company” or “Vrio”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.

1.02	Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance.

1.03	Effective Date of the Plan. The Plan is effective on April , 2018.

Article 2. Definitions.

2.01	Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)	“Applicable Law” means the legal requirements relating to the administration of options and stock-based or performance-based awards under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“AT&T” means AT&T Inc.

(c)	“Award” means, individually or collectively, a grant or award under this Plan of Options, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Units, or Performance Shares.

(d)	“Award Agreement” means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(e)	“Board” or “Board of Directors” means the Vrio Board of Directors.

(f)	“Cause” means willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

(g)	“Change in Control” shall be deemed to have occurred if:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) the Company, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (D) any underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing (x) prior to the date on which AT&T first ceases to beneficially own twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting securities (the “AT&T Sale Date”), a percentage of the total voting power represented by the Company’s then outstanding voting securities that is greater than the percentage of the total voting power represented by the Company’s then outstanding voting securities then held by AT&T, or (y) after the AT&T Sale Date, twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, any payment due upon a Change in Control will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A of the Code.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)	“Committee” means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

(j)	“Director” means any individual who is a member of the Vrio Board of Directors.

(k)	“Dividend Equivalent” means a cash payment in an amount equal to the dividend payable on one Share.

(l)	“Employee” means any employee of the Company or of one of the Company’s Subsidiaries. “Employment” means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(n)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(o)	“Fair Market Value” means the closing price on the NYSE for a Share on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may, from time to time, select any other index or measurement to determine the Fair Market Value of Shares under the Plan, including but not limited to an average determined over a period of trading days.

(p)

“Good Reason” means (a) with respect to a Participant employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Participant, the occurrence of any of the following events without the Participant’s express written consent: (i) the assignment to the Participant of any duties materially inconsistent with his or her title(s) or status immediately prior to a Change in Control, or a substantial adverse alteration in the nature or status of his or her title(s), responsibilities or reporting from those in effect immediately prior to a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Participant; (ii) a material reduction in the Participant’s annual base salary, target short-term or long term incentive award opportunity as in effect immediately prior to the Change in Control, except for an across-the-board reduction affecting all similarly situated employees; or (iii) the transfer of the Participant’s primary work site to a new primary work site that is more than 25 miles from the Participant’s primary work site in effect immediately before a Change in Control. If the Participant does not deliver to the Company a written notice of termination within 60 days after the Participant has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Participant must give the Company 30 days to cure the event constituting Good Reason.

(q)	“Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

(r)	“Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

(s)	“NYSE” or “New York Stock Exchange.” If the New York Stock Exchange is no longer the principal exchange on which the stock is listed, then NYSE shall refer to such principal exchange unless otherwise provided by the Disinterested Committee.

(t)	“Option” means an option to purchase Shares from Vrio.

(u)	“Participant” means an Employee or former Employee who holds an outstanding Award granted under the Plan.

(v)	“Performance Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 8 herein.

(w)	“Senior HR Executive” means the executive officer of Vrio who has primary responsibility for human resources matters.

(x)	“Shares” or “Stock” means the shares of common stock of the Company.

(y)	“Subsidiary” means any corporation, partnership, venture or other entity in which Vrio holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

(z)	“Ten Percent Stockholder” means a person owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.

(aa)	“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Article 3. Administration.

3.01	The Committee. Administration of the Plan shall be as follows:

(a)	With respect to Insiders, the Plan and Awards hereunder shall be administered by the full Board and any committee (including the Human Resources Committee of the Board) as may be appointed by the Board for this purpose if each Director on such committee is a “Non-Employee Director,” as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining the committee that may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time (the Board and each such Committee is the “Disinterested Committee”).

(b)	With respect to persons who are not Insiders, the Plan and Awards hereunder shall be administered by each of the Disinterested Committee and such other committee, if any, to which the Board may delegate such authority (such other Committee shall be the “Non-Insider Committee”), and each such Committee shall have full authority to administer the Plan and all Awards hereunder, except as otherwise provided herein or by the Board. The Disinterested Committee may, from time to time, limit the authority of the Non-Insider Committee in any way. Any Committee may be replaced by the Board at any time.

(c)	Except as otherwise indicated from the context, references to the “Committee” in this Plan shall be to either of the Disinterested Committee or the Non-Insider Committee.

(d)	Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

3.02	Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to exercise all of the powers granted to it under the Plan, which shall include but not be limited to the authority to:

(a)	construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations;

(c)	make all determinations necessary or advisable in administering the Plan or any Award thereunder;

(d)	correct any defect, supply any omission and reconcile any inconsistency in the Plan; and

(e)	with respect to Awards:

(i)	grant Awards,

(ii)	determine who shall receive Awards,

(iii)	determine when Awards shall be granted,

(iv)	determine the terms and conditions of Awards, including, but not limited to, conditioning the exercise, vesting, payout or other terms or conditions of an Award on the achievement of Performance Goals (defined in Article 8), and

(v)	determine whether and to the extent the terms and conditions of Awards have been achieved or satisfied.

3.03	No Award may be made under the Plan after April , 2028.

3.04	References to determinations or other actions by Vrio or the Company, herein, shall mean actions authorized by the Committee, the Chairman of the Board of Vrio, the Senior HR Executive or their respective successors or duly authorized delegates, in each case in the discretion of such person; provided, however, only the Disinterested Committee may take action with respect to Insiders with regard to granting or determining the terms of Awards or other matters that would require the Disinterested Committee to act in order to comply with Rule 16b-3 promulgated under the Exchange Act.

3.05	All determinations and decisions made by Vrio pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.06	This Plan is not intended to and does not limit the discretion of the Committee or the Company in any way to pay any form of compensation in lieu of or in addition to the Awards or other compensation provided by this Plan.

3.07	No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a)	any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

(b)	any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

3.08	Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Participant’s employment has been terminated for purposes of the Plan.

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules applicable to Awards to Participants who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules and (b) cause Vrio to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.

Article 4. Shares Subject to the Plan.

4.01	Number of Shares. Subject to adjustment as provided in Section 4.03 herein, the number of Shares available for issuance under the Plan shall not exceed 10,000,000 Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan subject to Section 4.02 below.

4.02	Share Accounting. Without limiting the discretion of the Committee under this Section 4.02, unless otherwise provided by the Disinterested Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)	If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

(b)	Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

(c)	When an Option is exercised (including but not limited to a stock-settled exercise), the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised.

4.03

Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Performance Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Disinterested Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5. Eligibility and Participation.

5.01	Eligibility. All Employees are eligible to receive Awards under this Plan.

5.02	Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6. Stock Options.

6.01	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee.

At the time of grant, the Committee will determine:

(a)	whether all or any part of an Option granted to an eligible Employee will be an Incentive Stock Option and

(b)	the number of Shares subject to such Option; provided, however, that with respect to any Incentive Stock Options:

(i)	the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of Vrio and of any Subsidiary or parent corporation of Vrio) may not exceed $100,000; and

(ii)	no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

The Award Agreement pursuant to which any Incentive Stock Option is granted will clearly indicate that such Option is an Incentive Stock Option and the number of Shares subject to the Incentive Stock Option. No more than 10,000,000 Shares (as adjusted pursuant to the provisions of Section 4.03 herein) may be issued under this Plan through Incentive Stock Options.

6.02	Form of Issuance. The Committee may require, as a condition to receiving an Option Award, that the Participant enter into an Option Award Agreement, setting forth the terms and conditions of the Award. In lieu of an Option Award Agreement, the Committee may provide the terms and conditions of an Option Award in a notice to the Participant, in the resolution approving the Award, or in such other manner as it deems appropriate. All references in this Plan to Award Agreement shall include such other documents setting forth the terms and conditions of an Award. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine.

6.03	Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value of a Share) on the date the Option is granted. Subject to adjustment as provided in Section 4.03 herein or as otherwise provided herein, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

6.04	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the fifth (5th) anniversary date) of its grant. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) or fifth (5th) anniversary date of its grant, as applicable, except as otherwise provided herein.

6.05	Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior HR Executive, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider. Except as otherwise determined by the Committee, all Options held by the Participant which are not vested on or before the Participant’s Termination of Employment shall immediately be forfeited.

6.06	Exercise of Options.

(a)

An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(b)	Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided by the Committee, exercises of Options may be effected only on days and during the hours that the NYSE is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

6.07	Payment of the Exercise Price.

(a)	Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by Vrio.

(b)	The Committee may, from time to time, determine, modify, or limit the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part:

(i)	Payment may be made in cash.

(ii)	An Option may be “stock settled,” which shall mean upon exercise of an Option, the Company shall deliver that number of shares of Stock found by taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date, multiplied by the number of Options being exercised and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date.

(iii)	If the Company has designated an agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such agent irrevocably instructing the agent (which shall include any broker-dealer engaged by the agent): (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the agent sells any Shares on behalf of a Participant, the agent shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the agent in making any such sales. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company.

6.08	Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

(a)	During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by any rules established by the Company for designating beneficiaries (any such rules in effect from time to time, the “Beneficiary Designation Rules”), an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)	No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with any Beneficiary Designation Rules; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution.

Article 7. Restricted Stock.

7.01	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 8.04 herein, with respect to Performance Shares.

7.02	Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

7.03	Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

7.04	Restrictions.

(a)	The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals (as described in Section 8.04 herein), as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal, state or foreign securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

(b)	The Company shall have the right to retain the certificates, if any, representing Shares of Restricted Stock in the Company’s possession until such time as the Shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

7.05	Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant terms, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any, and shall, unless vested by the Committee prior to the Participant’s Termination of Employment, immediately be forfeited on the Participant’s Termination of Employment. However, the Committee, in its sole discretion, shall have the right to immediately vest the Shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

7.06

Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect thereto. Unless the Committee determines otherwise, during the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any Share of Restricted Stock will be retained by the Company and will be paid to the Participant (without interest) if and to the extent that the Award of Restricted Stock vests and will revert back to the Company if for any reason the Share of Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company. Any extraordinary dividend or other extraordinary distributions will be treated in accordance with Section 4.03. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

7.07	Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Section 7.07 or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and shall not receive dividends. Unless otherwise provided by the Committee, Restricted Stock Units shall accrue Dividend Equivalents at the time and at the same rate as dividends are paid on Shares, which Dividend Equivalents will be retained by the Company and will be paid to the Participant (without interest) if and to the extent that the Award of Restricted Stock Units vests and will be forfeited if for any reason the Restricted Stock Units are forfeited.

Article 8. Performance Units and Performance Shares.

8.01	Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant and the terms and conditions of each such Award.

8.02	Value of Performance Shares and Units.

(a)	A Performance Share is equivalent in value to a Share.

(b)	A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. The Committee may denominate a Performance Unit Award in dollars instead of Performance Units.

8.03	Performance Period. The Performance Period for Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award.

8.04	Performance Goals. For each Award of Performance Shares or Performance Units, the Committee shall establish (and may establish for other Awards) performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, using such criteria, exceptions and other terms and conditions as it shall determine.

8.05	Dividend Equivalents on Performance Shares. Unless otherwise provided by the Committee, a cash payment (“Dividend Equivalent”) in an amount equal to the dividend payable on one Share for each record date during the Performance Period shall be made to a Participant for each Performance Share actually distributed to such Participant. Such payment shall be made when the related Performance Shares are distributed.

8.06	Form and Timing of Payment of Performance Units and Performance Shares.

(a)	As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If the Committee determines that the Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee.

(b)	Payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled but not later than the 15th day of the third month following the end of the applicable Performance Period. Except as otherwise provided by the Committee, all Performance Units and Performance Shares held by the Participant shall immediately be forfeited on the Participant’s Termination of Employment prior to the end of the applicable Performance Period.

(c)	Unless otherwise provided by the Committee, Performance Shares will be distributed to Participants in the form of fifty percent (50%) Stock and fifty percent (50%) cash.

(d)

At any time prior to the distribution of the Performance Shares and/or Performance Units, unless otherwise provided by the Committee or prohibited by this Plan (such as in the case of a Change in Control), the

Committee shall have the authority to modify the Performance Goals or the terms and conditions of Performance Units or Performance Shares, reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed, cancel any part or all of a grant or award of Performance Units or Performance Shares, or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

(e)	Notwithstanding anything to the contrary in this Plan, after a Change in Control, the payout of Performance Units and Performance Shares shall be determined exclusively by assigning a 100% performance achievement to each Award for with the Performance Period has not ended, unless the Committee assigns a higher percentage achievement. In addition, after a Change in Control, other than the aforesaid adjustment to the achievement of such Awards or the forfeiture or other treatment of such Awards upon a Termination of Employment as provided in this Plan or an Award Agreement, Vrio shall not reduce or eliminate the number of Performance Units or Performance Shares or cancel any part or all of a grant or award of Performance Units or Performance Shares, unless the Committee determines otherwise.

(f)	For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share per Performance Share.

8.07	Nontransferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with the Beneficiary Designation Rules.

Article 9. Change in Control.

9.01	Unless the Committee determines otherwise, if a Participant’s Employment is terminated by the Company or any successor entity thereto without Cause, or the Participant resigns his or her Employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each Award granted to such Participant prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any Shares deliverable pursuant to Restricted Stock Units will be delivered promptly (but no later than 15 days) following such Participant’s Termination of Employment.

9.02

Notwithstanding the foregoing, in the event of a Change in Control, the Committee may, subject to compliance with Section 409A of the Code, to the extent applicable, take any of the following actions as determined by the

Committee in its sole discretion: (i) settle outstanding Awards for an amount of cash or securities equal to their value, where in the case of Options, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of outstanding Awards or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any Awards, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including Termination of Employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; or (iv) provide that for a period of at least twenty (20) days prior to the Change in Control, any Options that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Option for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 9.02 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

Article 10. Beneficiary Designation.

10.01	In the event of the death of a Participant, distributions or Awards under this Plan, except for Restricted Stock, shall pass in accordance with any Beneficiary Designation Rules, as the same may be amended from time to time.

Article 11. Employee Matters.

11.01	Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

11.02	Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.03	Reimbursement of Company for Unearned or Ill-gotten Gains. The Participant shall repay to the Company any amount received under any Award, and the Company may cancel or forfeit any unpaid or unvested Award, in each case to the extent required under any policy adopted at any time by the Company pursuant to any applicable listing standards established under Section 10D of the Securities Exchange Act of 1934. This section shall not limit the Company’s right to revoke or cancel an award or take other action against a recipient of an award for any other reason, including but not limited to misconduct.

Article 12. Amendment and Termination of Plan or Awards.

12.01	Amendment and Termination. At any time and from time to time, the Board or the Disinterested Committee may amend or terminate the Plan. Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, that, stockholder approval shall be required for any amendment to the Plan that (i) materially increases the number of Shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) expands the types of Awards available under the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; (iv) materially extends the term of the Plan; (v) materially changes the method of determining the strike price of Options under the Plan; or (vi) deletes or limits any provision prohibiting the repricing of Options; and, provided further, that, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of Vrio’s stockholders. The Board, the Disinterested Committee, or the Non-Insider Committee (subject to Section 3.01) may amend an Award in whole or in part. Notwithstanding the foregoing, no termination, amendment, or modification of the Plan or any Award (other than Performance Shares or Performance Units) that adversely affects in any material way any Award previously granted under the Plan shall be made without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code or due to changes in applicable law may be made by the Company without the consent of any Participant.

12.02

Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six months if a Participant is deemed to be a “specified employee” as defined in

Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by Vrio, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 13. Withholding.

13.01	Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold an amount sufficient to satisfy Federal, state, local and foreign taxes (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

13.02	Share Withholding.

(a)	Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value to the Withholding Taxes applicable to such transaction using the method used to value the Stock for tax purposes.

(b)	Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

(c)	Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale through an agent appointed by the Company of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

(d)	If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

(e)	Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.

Article 14. Successors.

14.01	All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15. Legal Construction.

15.01	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.02	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.03	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.04	Errors. At any time Vrio may correct any error made under the Plan without prejudice to Vrio. Such corrections may include, among other things, changing or revoking an issuance of an Award.

15.05	Elections and Notices.

(a)	Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by Vrio or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by Vrio or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by Vrio (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. Vrio may limit the time an election may be made in advance of any deadline.

(b)	Where any notice or filing required or permitted to be given to Vrio under the Plan, it shall be delivered to the principal office of Vrio, directed to the attention of the Senior HR Executive or his or her successor. Such notice shall be deemed given on the date of delivery.

(c)	Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of Vrio or, at the option of Vrio, to the Participant’s e-mail address as shown on the records of Vrio.

(d)	It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of Vrio. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

15.06	Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

15.07	Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the parties agree that:

(a)	sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Dallas County, Texas, and no other,

(b)	all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other,

(c)	such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto, and

(d)	that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.08	409A Compliance. Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code.